Exhibit 99.1

Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com

Press Release	Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES SELECTED PRELIMINARY FISCAL

THIRD QUARTER 2009 FINANCIAL RESULTS

- Exceeds revenue outlook, cash balance increases to $1.5 billion

- Releases initial June quarter outlook

- Provides liquidity update, eliminates quarterly dividend

SCOTTS VALLEY, CA – April 13, 2009 – Seagate Technology (NASDAQ: STX) today announced selected preliminary financial results for its third fiscal quarter which ended on April 3, 2009 and an initial business outlook for its fourth fiscal quarter ending July 3, 2009.

Preliminary Fiscal Third Quarter 2009 Results

Seagate expects to report unit shipments of approximately 39 million and revenue of approximately $2.1 billion, exceeding the company’s original outlook of $1.6 – 2.0 billion. The company believes the total available market (TAM) for hard disk drives was in the range of 110-112 million units for the March quarter. Unit demand for Seagate’s 2.5-inch and 3.5-inch ATA products was better than planned and the company gained significant share in each of these markets. The company’s leadership position in the enterprise market remained substantially unchanged from the prior quarter; however, the TAM for enterprise class products decreased by an estimated 20%, sequentially. In addition, the company shipped a higher mix of lower capacity desktop and notebook products than planned. Cash, cash equivalents and short-term investments increased by $200 million to approximately $1.5 billion.

Gross margin as a percent of revenue (“gross margins”) is expected to be approximately 7 – 7.5%, which is better than the company anticipated due to higher volumes and effective spending controls. Compared to the prior quarter, gross margins decreased by approximately 700 basis points due to like-for-like product price declines, an estimated 20% reduction in the TAM for enterprise class products, and lower factory utilization and fixed cost absorption as the company continues to aggressively manage inventory and align production with demand.

Seagate Technology Announces Selected Fiscal Third Quarter 2009 Preliminary Results

Product development and marketing/ administrative costs are expected to be approximately $380 million, including approximately $10 million of accelerated depreciation, which is favorable compared to the original outlook of $395 million.

“I’m encouraged by our progress during the quarter in identifying and addressing a number of key strategic issues that are critical to the success of our business model,” said Steve Luczo, Seagate chairman and chief executive officer. “Specifically, we are realigning our business processes and optimizing our product portfolio to maximize profitability. These actions allow us to more effectively fund our technology development, drive product leadership and create value for our customers by delivering the industry’s best products. We expect to see the effects of these actions in our product transitions, resulting in an ongoing improved margin profile. We’re encouraged with the ramp of our new 250GB and 500GB 2.5-inch products and 500GB and 1TB 3.5-inch products as they transitioned to volume this quarter. Additionally, we are addressing the near- to mid-term liquidity requirements through the recently announced amendment to our credit agreement and the announcement today of our anticipated financing.”

Initial Fiscal Fourth Quarter 2009 Outlook

Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that Seagate’s actual results could differ materially from current expectations.

For the June quarter, the company expects the TAM, on a unit basis, to be flat as compared to the March quarter in contrast to the historical norms of a slight decrease, with pricing consistent with historical June quarters. The company sees no significant increase in the TAM for the enterprise market and expects to maintain its leading share position in this market in the June quarter. Accordingly, the company expects revenue to be in the range of $1.9 - 2.2 billion and gross margins to improve by 300 - 400 basis points as products based on the 2.5-inch 250GB/disk and 3.5-inch 500GB/disk product platforms continue to ramp and replace less cost-efficient product platforms. The company believes the ongoing transition to these new product platforms, coupled with targeted cost structure reductions, provides the foundation for the continued improvement of gross margins into its fiscal year 2010. Product development and marketing/ administrative costs are expected to be approximately $340 million for the June quarter, with the targeted run rate being less than $300 million per quarter which is expected to be achieved during fiscal year 2010.

Seagate Technology Announces Selected Fiscal Third Quarter 2009 Preliminary Results

As part of the company’s ongoing cost structure alignment, additional restructuring actions are currently being addressed. The company believes opportunities exist to reduce operating costs in product development, marketing/administrative and manufacturing areas to target a cost structure that generates positive cash flow and earnings within its fiscal year 2010. The estimated cost of any additional restructuring activities has yet to be determined.

The fiscal fourth quarter 2009 outlook does not include the impact of any future mergers, acquisitions, dispositions or other business combinations, financing or potential new restructuring activities the company may undertake. The company is continuing to evaluate various financing options to manage the retirement and replacement of existing debt and associated obligations, including the issuance of new straight debt securities, exchanging existing debt securities for new equity or other debt securities and retiring existing debt securities pursuant to privately negotiated transactions, open market purchases or otherwise.

Liquidity

Cash, cash equivalents and short–term investments as of April 3, 2009 totaled approximately $1.5 billion compared to $1.3 billion in the prior quarter. Approximately $90 million of cash restructuring payments were made during the March quarter.

To further enhance liquidity, management has recommended and the board has adopted a policy of not paying a quarterly dividend. This action is expected to reduce cash outflows by approximately $60 million annually.

As disclosed on April 6, 2009, the company has amended the terms and financial covenants relating to the existing revolving credit facility. The company believes the new financial covenants provide adequate flexibility for the remaining term of the credit facility.

Full Fiscal Third Quarter 2009 Financial Results

Seagate will report full fiscal third quarter financial results on Tuesday, April 21, 2009 after the close of the market. A subsequent conference call for the investment community will take place at 2:00 p.m. Pacific Time. The conference call can be accessed online at www.seagate.com or by telephone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 90458329

Seagate Technology Announces Selected Fiscal Third Quarter 2009 Preliminary Results

A replay will be available beginning April 21 at 6:00 p.m. Pacific Time through April 28 at 8:59 p.m. Pacific Time. The replay can be accessed through Seagate’s website at www.seagate.com or by telephone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 90458329

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disk drives and storage solutions, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, with the goal of being the time-to-market leader in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at http://www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s preliminary results for the March quarter and its future operating and financial performance, including expected revenue, net loss and product competition, customer demand for our products, the impact of our recent and anticipated cost reduction efforts and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, uncertainty in global economic conditions pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news. Such risks and uncertainties also include the impact of the variable demand and the aggressive pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disk drive products; and our ability to achieve projected cost savings in connection with our anticipated and announced restructuring plans. Information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 13, 2008, and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on February 10, 2009, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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